As filed with the Securities and Exchange Commission on May 28, 1999
                                                      Registration No. 333-77729
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VTEL CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                  74-2415696
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                  Identification Number)

                    108 Wild Basin Road, Austin, Texas 78746
                                 (512) 437-2700
(Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive officers)
                                 RODNEY S. BOND
                             Chief Financial Officer
                                VTEL Corporation
                               108 Wild Basin Road
                               Austin, Texas 78746
                                 (512) 437-2700
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                                L. STEVEN LESHIN
                 Jenkens & Gilchrist, a Professional Corporation
                          1445 Ross Avenue, Suite 3200
                            Dallas, Texas 75202-2799
                                 (214) 855-4500
                              --------------------

         Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling stockholder may determine.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reimbursement plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering.   [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the
same offering.    [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              --------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.

SEC Registration Fee..................................................... $1,706
Printing and Engraving Fees and Expenses...................................... *
Legal Fees and Expenses ................................................. $5,000
Accounting Fees and Expenses..........................................   $13,500
Transfer Agent and Registrar Fees...........................................   *
Miscellaneous..........................................................   $3,000
Total....................................................................$23,206

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing a Form S-3 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 27, 1999.

                                VTEL CORPORATION


                                By:  /s/ Jerry S. Bensen, Jr.
                                     -------------------------------------------
                                     Jerry S. Bensen, Jr.
                                     Chief Executive Officer and President
                                     (Principal Executive Officer)

         Each individual whose signature appears below hereby designates and appoints Jerry S. Bensen, Jr. and Rodney S. Bond, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments
(including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
                      *                    Chief Executive Officer, President and                  May 27, 1999
-----------------------------------------  Director
     Jerry S. Benson, Jr.                  (Principal Executive Officer)

                      *                    Chief Financial Officer, Vice President-                May 27, 1999
-----------------------------------------  Finance and Secretary
     Rodney S. Bond                        (Principal Financial Officer and Principal
                                           Accounting Officer)

                      *                    Chairman of the Board of Directors                      May 27, 1999
-------------------------------------------
     F.H. Dick Moeller

                      *                    Director                                                May 27, 1999
----------------------------------------
     Gordon H. Mathews

                      *                    Director                                                May 27, 1999
-----------------------------------------
     Max D. Hopper

                      *                    Director                                                May 27, 1999
-----------------------------------------
     T. Gary Trimm

                      *                    Director                                                May 27, 1999
-----------------------------------------
     Richard Snyder

                      *                    Director                                                May 27, 1999
-----------------------------------------
     Eric L. Jones

*By: /s/ Jerry S. Bensen, Jr.                                                                      May 27, 1999
     ------------------------------------
     Jerry S. Bensen, Jr.
     as Attorney-in-Fact